UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2010

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	333-103293 (Commission File Number)	44-0607504 (I.R.S. Employer Identification No.)

4700 Belleview Avenue, Suite 300
Kansas City, Missouri 64112
 (Address of principal executive office)(Zip Code)

(816) 756-2020
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 29, 2010, Thomas H. Holcom, Jr. will assume the position of Chairman of the Pioneer Financial Services, Inc. ("PFS") Board of Directors (the "Board") and remain Chief Executive Officer and principal executive officer of PFS for SEC reporting purposes.  Mr. Holcom has, for succession purposes, resigned as President.  Also effective October 29, 2010, Joseph B. Freeman, the current Chief Operating Officer of PFS, has been elected as President of PFS and will continue to serve as Chief Operating Officer of PFS and as a member of the Board.

Mr. Freeman, age 40, has served as Chief Operating Officer of PFS since July of 2007.  From 2002 to July 2007, he acted as both Chief Strategy Officer and Chief Lending Officer of PFS.  Mr. Freeman has considerable business experience in accounting, operations, consulting, and marketing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release dated October 29, 2010 announcing officer changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER FINANCIAL SERVICES, INC.

By:	/s/ Laura V. Stack
Laura V. Stack Chief Financial Officer

Date: October 29, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 29, 2010 announcing officer changes.